UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2008

Commission File Number: 0-07914

BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1645 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a) - Non-Reliance of Previously Issued Financial Statements or a Related Audit Report or Completed Internal Review

On June 20, 2008, Basic Earth Science Systems, Inc. (“the Company” or “we” or “our” or “us”), after discussions with the Audit Committee of the Board of Directors and the Company’s independent registered public accounting firm, Hein & Associates LLP, determined that it was necessary to restate the Company’s financial statements for the fiscal years ended March 31, 2007 and March 31, 2006, in order to correct errors to such financial statements. The errors occurred in calculating the GAAP cost basis of our oil and gas properties in determining deferred tax liability for both fiscal years under SFAS 109 - Accounting for Income Taxes. The gross cost of the oil and gas properties was reduced for the salvage value of the oil and gas equipment in the deferred tax calculation which reduced the deferred tax liability associated with our oil and gas properties in fiscal 2007 and 2006.

As our evaluation of the calculation error is ongoing, we are presently only able to provide estimates of the restatement adjustments on our previously issued financial statements as follows:

▪ Adjustments are expected to increase deferred income tax payable and income tax expense,  thereby decreasing net income, for fiscal years 2007 and 2006.  As of this date, we have not identified the exact amounts affecting each period.

▪  In the aggregate, we anticipate that the cumulative impact of correcting these income tax related errors for the periods affected would be a net increase in accumulated deficit of approximately $900,000 to $1.25 million.

In light of the deferred income tax issues, we are reassessing the effectiveness our internal controls over financial reporting. As we have not yet completed our assessment, there is no assurance that control deficiencies will not be identified as part of completing that process.

We intend to provide restated financial statements for the fiscal years 2007 and 2006 in our upcoming Form 10-KSB for the year ended March 31, 2008, which will be filed as soon as practicable upon completion of the restated financials. We do not intend to file amended Quarterly Reports of Form 10-QSB at this time. In addition, we expect to include in our upcoming Form 10-KSB management’s conclusions and further assessments related to internal controls over financial reporting.

The Audit Committee has notified our independent registered public accounting firm of the matters disclosed in this filing.

The Press Release concerning the restatement of our financial statements for fiscal 2007 and 2006 is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report contains forward-looking statements including, but not limited to, statements regarding our preliminary restated results and other items based on our current expectations and involve risks and uncertainties including, but not limited to, risks and uncertainties relating to changes in the correction of the error referenced herein, identification of additional accounting errors or corrections, and/or additional recommendations of the Audit Committee, and other risks detailed from time to time in our SEC filings. We caution that these factors, as well as other factors described in SEC filings, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. We also caution that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report.

Item 9.01 - Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: June 25, 2008	By: /s/ Ray Singleton
Ray Singleton, President